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                HEALTH MANAGEMENT SYSTEMS, INC. AND SUBSIDIARIES
                EXHIBIT 11 -- COMPUTATIONS OF EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                            Three months ended       Nine months ended
                                                                 July 31,                 July 31,
                                                           --------------------     --------------------
                                                             1998        1997         1998        1997
                                                           --------    --------     --------    --------
Basic and Diluted Earnings Per Share:
Earnings data:
   Net income (loss)                                       $  1,388    $   (603)       3,448       1,481
                                                           ========    ========     ========    ========
Weighted average shares outstanding:
   Average shares of common stock outstanding                17,468      17,627       17,431      17,648
   Net effect of dilutive stock options -- based on the
   treasury stock method using average market price             651           0          519         250
                                                           --------    --------     --------    --------
   Weighted average common shares and common share
   equivalents outstanding                                   18,119      17,627       17,950      17,898
                                                           ========    ========     ========    ========
Earnings per common share:
   Basic earnings (loss) per share                         $   0.08       (0.03)        0.20        0.08
                                                           ========    ========     ========    ========
   Diluted earnings (loss) per share                       $   0.08       (0.03)        0.19        0.08
                                                           ========    ========     ========    ========


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